Exhibit 99.1

NEWS FROM POINT BLANK SOLUTIONS, INC.
2102 SW 2nd Street • Pompano Beach, FL 33069
Tel: 954-630-0900 • www.pointblanksolutionsinc.com

Company Contact:	Media Relations/Investor Relations
Glenn Wiener
212-786-6013 / ir@pbsinc.com

POINT BLANK SOLUTIONS WINS $86.2 MILLION

IOTV BRIDGE BUY AWARD

Pompano Beach, Florida, July 3, 2008 – Point Blank Solutions, Inc. (“PBSI”, OTC Pink Sheets: PBSO.PK), a leader in the field of protective body armor, today announced that its wholly-owned subsidiary, Point Blank Body Armor was awarded an $86.2 million contract to produce the Improved Outer Tactical Vest (“IOTV”) for the U.S. Army. Point Blank Body Armor will produce 150,000 IOTVs at a rate of 25,000 per month for six months. Production will begin immediately and run through December 2008.

In May 2007, the Army awarded two contracts for the procurement and initial fielding requirement of 230,000 IOTVs. While the initial 230,000 IOTVs were in production, a full and open competitive solicitation for 736,000 IOTVs to complete the Army’s Acquisition Objective of 966,000 IOTVs was released in November 2007. This Request for Proposal was delayed at the request of potential bidders. Point Blank Body Armor remains active in competing for this open solicitation.

With the delay, there was a need for a Bridge Buy of an additional 150,000 IOTVs. Point Blank Body Armor is one of only two companies producing the IOTV and having the U.S. Army approved ballistic material packages for the IOTV. The Army determined that both companies had the manufacturing capabilities to meet the Bridge Buy IOTV production and performance requirements. Only one company—Point Blank Body Armor—was awarded the entire contract based on its best value proposition.

Larry Ellis, President and CEO stated, “We are proud Point Blank continues to be the chosen supplier of the U.S. Army and look forward to meeting the requirements of the soldiers who protect our nation. We have continuously proven we have the highest quality, best value products and more capacity than anyone in our industry. We have a track record of exceeding our customers’ expectations and this latest award will be no different. Our team firmly believes we are positioned to capture awards from not only the U.S. Army, but other customer segments, both domestically and abroad, especially in light of our recent joint venture, with LifeStone Materials.”

For more information on the Improved Outer Tactical Vest, please visit PEO Soldier at www.peosoldier.army.mil.

ABOUT POINT BLANK SOLUTIONS, INC.

Point Blank Solutions, Inc. is a leader in the design and production of technologically advanced body armor systems for the U.S. Military, Government and law enforcement agencies, as well as select international markets. The Company is also recognized as the largest producer of soft body armor in the U.S. With state-of-the-art manufacturing and laboratory testing facilities, strategic technology and marketing alliances, and an ongoing commitment to drive innovation, Point Blank Solutions believes that it can deliver the most advanced body armor solutions, quicker and better than anyone in the industry.

The Company maintains facilities in Deerfield Beach, FL, Oakland Park, FL, Pompano Beach, FL, Jacksboro, TN and Washington, DC. To learn more about Point Blank Solutions, Inc. visit our website at www.PointBlankSolutionsInc.com.

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IMPORTANT ADDITIONAL INFORMATION

In connection with the 2008 Annual Meeting of Stockholders, the Company has filed a proxy statement and other documents regarding the 2008 Annual Meeting with the U.S. Securities and Exchange Commission and will file and mail additional proxy materials and a proxy card to each stockholder entitled to vote at the 2008 Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other documents relating to the 2008 Annual Meeting (when they are available) can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents (when they are available) can also be obtained free of charge from the Company at the Company’s website at www.pointblanksolutionsinc.com under the “Investor Relations” tab, upon written request to Corporate Secretary, Point Blank Solutions, Inc, 2102 S.W. 2nd St., Pompano Beach, Florida 33069, or by calling the Investor Relations department at (212) 786-6013.

The Company and its directors and executive officers are deemed to be participants in the solicitation of proxies in connection with the 2008 Annual Meeting. Information regarding the interests of the directors and executive officers of the Company in the solicitation may be found in the definitive proxy statement filed by the Company with the SEC on March 24, 2008, and will be found in the additional proxy materials to be filed with the SEC, available free of charge from the SEC and the Company, as indicated above. Information about the directors and executive officers of the Company may be found in its Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on March 17, 2008.

SAFE HARBOR STATEMENT

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS, WHICH ARE BASED LARGELY ON THE COMPANY’S EXPECTATIONS AND ARE SUBJECT TO VARIOUS BUSINESS RISKS AND UNCERTAINTIES, CERTAIN OF WHICH ARE BEYOND THE COMPANY’S CONTROL. WORDS SUCH AS “EXPECTS,” “ANTICIPATES,” “TARGETS,” “GOALS,” “PROJECTS,” “INTENDS,” “PLANS,” “BELIEVES,” “SEEKS,” “ESTIMATES,” VARIATIONS OF SUCH WORDS, AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS THAT SPEAK AS OF THE DATE HEREOF AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, (1) CHANGES IN THE COMPANY’S INTERNAL CONTROL STRUCTURE OVER FINANCIAL REPORTING, (2) UNCERTAINTY OF FUTURE FINANCIAL RESULTS, (3) ADDITIONAL FINANCING REQUIREMENTS, (4) DEVELOPMENT OF NEW PRODUCTS, (5) GOVERNMENT APPROVAL AND CONTRACTING PROCESSES, (6) THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, (7) TECHNOLOGICAL CHANGES, (8) THE EFFECT OF POLITICAL AND ECONOMIC CONDITIONS, (9) THE OUTCOME AND IMPACT OF LITIGATION TO WHICH THE COMPANY IS A PARTY AND THE SECURITIES AND EXCHANGE COMMISSION AND OTHER INVESTIGATIONS REGARDING THE COMPANY, (10) TURNOVER IN THE COMPANY’S SENIOR MANAGEMENT AND (11) OTHER UNCERTAINTIES DETAILED IN THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING, WITHOUT LIMITATION, THOSE UNCERTAINTIES AND RISKS DISCUSSED IN DETAIL IN “RISK FACTORS,” IN THE COMPANY’S PERIODIC REPORTS ON FORMS 10-K AND 10-Q. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN THE EXPECTATIONS OF OUR MANAGEMENT WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

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